ISIN: US90275G4423
Public
Call Warrants Linked to the JPX-Nikkei Index 400
Distributed through J.P. Morgan
Securities LLC
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-204908
Dated October 6, 2015

300%
250%
200%
150%
100%
50%
0%
-50%
-100%
Hypothetical Return
-100%
-80%
-60%
-40%
-20%
0%
14.50%
20%
40%
3 Year Index Return
Total Return on Warrant at Maturity
Hypothetical Index Return

J.P.Morgan

UBS

Call Warrants Linked to the JPX-Nikkei Index 400
Indicative Terms
Hypothetical Return Profile Upon Expiration of Your Warrants
Index
JPX-Nikkei Index 400
Index Starting Level
[ ]
Premium/Initial Investment
$145.00 per Warrant, representing 14.50% of the notional amount per Warrant
Notional Amount
$1,000.00 per Warrant
Term
3 years
Investor Suitability / Risk Considerations
3 Year Index
Return
Warrant Value at
Expiration
Gain/Loss on Warrant
Warrant Total Return
40.00%
$400.00
$255.00
175.86%
Investing in the Warrants involves significant risks:
35.00%
$350.00
$205.00
141.38%
The Warrants are leveraged investments that involve a high degree of risk; you may
30.00%
$300.00
$155.00
106.90%
lose all or a substantial portion of your investment
25.00%
$250.00
$105.00
72.41%
The index return must exceed 14.50% for you to receive a positive return
20.00%
$200.00
$55.00
37.93%
If the index level does not appreciate from the trade date to the expiration date, the
15.00%
$150.00
$5.00
3.45%
Warrants will expire worthless and you will lose all of your initial investment
14.50%
$145.00
$0.00
0.00%
10.00%
$100.00
-$45.00
-31.03%
receiving any dividends paid on any index constituent stocks
5.00%
$50.00
-$95.00
-65.52%
You are willing to hold the Warrants until the expiration date
0.00%
$0.00
-$145.00
-100.00%
You are approved for trading options with your broker-dealer including
-5.00%
$0.00
-$145.00
-100.00%
the purchase of call options and understand the risks inherent in an
-10.00%
$0.00
-$145.00
-100.00%
investment in the Warrants (including the risks of trading options)
-15.00%
$0.00
-$145.00
-100.00%
You assume the credit risk of UBS AG for all payments under the Warrants
-20.00%
$0.00
-$145.00
-100.00%
The level of the index can rise or fall sharply due to numerous factors
-25.00%
$0.00
-$145.00
-100.00%
You seek increased sensitivity to the market risk of the index and can tolerate
-30.00%
$0.00
-$145.00
-100.00%
fluctuations in the price of the Warrants prior to the expiration date that will far exceed
-35.00%
$0.00
-$145.00
-100.00%
the downside fluctuations in the level of the index
-40.00%
$0.00
-$145.00
-100.00%
JPMorgan Chase Bank, National Association, J.P. Morgan Securities LLC and their
-45.00%
$0.00
-$145.00
-100.00%
-50.00%
$0.00
-$145.00
-100.00%
affiliates act as a placement agent
-100.00%
$0.00
-$145.00
-100.00%
Warrant Description
European-style, cash-settled call warrants (the “Warrants”), each linked to the performance of the JPX-Nikkei
Index 400.
Automatic Exercise
The Warrants will be automatically exercised on the expiration date if the index ending level is greater than the index starting level.  (You do not have the right to exercise your Warrants prior to the expiration date.)
Cash Settlement Amount
For each Warrant, an amount equal to the greater of (i) the notional amount per Warrant multiplied by the index return and (ii) zero.  The issuer will pay the cash settlement amount on the cash settlement payment date.
Payment upon Automatic Exercise
If the Warrants are automatically exercised, you will receive for each Warrant you own, the cash settlement amount on the cash settlement payment date. The index return must be greater than 14.50% for you to receive a positive return on your initial investment.
You do not seek current income from your investment and are willing to forego
Hypothetical Index Return Versus Warrant Total Return
Additional risk factors with respect to the Warrants offering and the underlying market risk can be found in section "Risk Factors" of the respective Prospectus Supplement
Please refer to the Preliminary Prospectus Supplement, Prospectus and Index
Supplement for further details on risks, liquidity, prospective returns and other matters of interest. This Free Writing Prospectus and the Preliminary Prospectus Supplement must not be looked at in isolation and a decision with respect to  an investment in the Warrants must be taken in conjunction with all available documentation in reference to this offering.

Disclaimer
This
material
has
been
prepared
by
UBS
AG,
or
an
affiliate
thereof
("UBS").
In
certain
countries
UBS
AG
is
referred
to
as
UBS
SA.
UBS
has
filed
a
registration
statement
(including
a
prospectus
and
an
index
supplement)
with
the
Securities
and
Exchange
Commission,
or
SEC,
for
the
offering
for
which
this
prospectus
supplement
relates.
Before
you
invest,
you
should
read
the
prospectus
dated
June
12,
2015
titled
“Debt
Securities
and
Warrants”,
relating
to
our
Warrants
and
the
index
supplement
dated
June
12,
2015,
which
contains
information
about
certain
indices
to
which
particular
categories
of
debt
securities
and
warrants
that
we
may
offer,
including
the
Warrants,
may
be
linked
and
any
other
documents
that
UBS
has
filed
with
the
SEC
for
more
complete
information
about
UBS.
You
may
obtain
these
documents
for
free
from
the
SEC
Website
at
www.sec.gov.
Our
Central
Index
Key,
or
CIK,
on
the
SEC
Website
is
0001114446.
Alternatively,
UBS
will
arrange
to
send
you
these
documents
if
you
so
request
by
calling
toll-free
1-877-387-2275.
This
material
is
for
distribution
only
under
such
circumstances
as
may
be
permitted
by
applicable
law.
It
has
no
regard
to
the
specific
investment
objectives,
financial
situation
or
particular
needs
of
any
recipient.
It
is
published
solely
for
informational
purposes
and
is
not
to
be
construed
as
a
solicitation
or
an
offer
to
buy
or
sell
any
securities
or
related
financial
instruments.
No
representation
or
warranty,
either
express
or
implied,
is
provided
in
relation
to
the
accuracy,
completeness
or
reliability
of
the
information
contained
herein,
nor
is
it
intended
to
be
a
complete
statement
or
summary
of
the
securities,
markets
or
developments
referred
to
in
the
materials.
It
should
not
be
regarded
by
recipients
as
a
substitute
for
the
exercise
of
their
own
judgement.
Any
opinions
expressed
in
this
material
are
subject
to
change
without
notice
and
may
differ
or
be
contrary
to
opinions
expressed
by
other
business
areas
or
groups
of
UBS
as
a
result
of
using
different
assumptions
and
criteria.
UBS
is
under
no
obligation
to
update
or
keep
current
the
information
contained
herein.
UBS,
its
directors,
officers
and
employees'
or
clients
may
have
or
have
had
interests
or
long
or
short
positions
in
the
securities
or
other
financial
instruments
referred
to
herein
and
may
at
any
time
make
purchases
and/or
sales
in
them
as
principal
or
agent.
UBS
may
act
or
have
acted
as
market-maker
in
the
securities
or
other
financial
instruments
discussed
in
this
material.
Furthermore,
UBS
may
have
or
have
had
a
relationship
with
or
may
provide
or
has
provided
investment
banking,
capital
markets
and/or
other
financial
services
to
the
relevant
companies.
Neither
UBS
nor
any
of
its
affiliates,
nor
any
of
UBS'
or
any
of
its
affiliates,
directors,
employees
or
agents
accepts
any
liability
for
any
loss
or
damage
arising
out
of
the
use
of
all
or
any
part
of
this
material.
Options,
derivative
products
and
futures
are
not
suitable
for
all
investors,
and
trading
in
these
instruments
is
considered
risky.
Past
performance
is
not
necessarily
indicative
of
future
results.
Foreign
currency
rates
of
exchange
may
adversely
affect
the
value,
price
or
income
of
any
security
or
related
instrument
mentioned
in
this
presentation.
Prior
to
entering
into
a
transaction
you
should
consult
with
your
own
legal,
regulatory,
tax,
financial
and
accounting
advisers
to
the
extent
you
deem
necessary
to
make
your
own
investment,
hedging
and
trading
decisions.
Any
transaction
between
you
and
UBS
will
be
subject
to
the
detailed
provisions
of
the
term
sheet,
confirmation
or
electronic
matching
systems
relating
to
that
transaction.
Clients
wishing
to
effect
transactions
should
contact
their
local
sales
representative.
Additional
information
will
be
made
available
upon
request.
For
financial
instruments
admitted
to
trading
on
an
EU
regulated
market:
UBS
AG,
its
affiliates
or
subsidiaries
(excluding
UBS
Securities
LLC
and/or
UBS
Capital
Markets
LP)
acts
as
a
market
maker
or
liquidity
provider
(in
accordance
with
the
interpretation
of
these
terms
in
the
UK)
in
the
financial
instruments
of
the
issuer
save
that
where
the
activity
of
liquidity
provider
is
carried
out
in
accordance
with
the
definition
given
to
it
by
the
laws
and
regulations
of
any
other
EU
jurisdictions,
such information is separately disclosed in this material.
United
Kingdom
and
the
rest
of
Europe:
Except
as
otherwise
specified
herein,
this
material
is
communicated
by
UBS
Limited,
a
subsidiary
of
UBS
AG,
to
persons
who
are
market
counterparties
or
intermediate
customers
(as
detailed
in
the
FSA
Rules)
and
is
only
available
to
such
persons.
The
information
contained
herein
does
not
apply
to,
and
should
not
be
relied
upon
by,
private
customers.
UBS
Limited
is
regulated
by
the
FSA.
France:
Prepared
by
UBS
Limited
and
distributed
by
UBS
Limited
and
UBS
Securities
France
S.A.
UBS
Securities
France
S.A.
is
regulated
by
the
Autorité
des
Marchés
Financiers
(AMF).
Where
an
analyst
of
UBS
Securities
France
S.A.
has
contributed
to
this
material,
the
material
is
also
deemed
to
have
been
prepared
by
UBS
Securities
France
S.A.
Germany:
Prepared
by
UBS
Limited
and
distributed
by
UBS
Limited
and
UBS
Deutschland
AG.
UBS
Deutschland
AG
is
regulated
bythe
Bundesanstalt
fur
Finanzdienstleistungsaufsicht
(BaFin).
Spain:
Prepared
by
UBS
Limited
and
distributed
by
UBS
Limited
and UBS
Securities
España
SV,
SA.
UBS
Securities
España
SV,
SA
is
regulated
by
the
Comisión
Nacional
del
Mercado
de Valores
(CNMV).
Turkey:
Prepared
by
UBS
Menkul
Degerler
AS
on
behalf
of
and
distributed
by
UBS
Limited.
Russia:
Prepared
and
distributed
by
the
Moscow
Representative
Office
of
UBS
Cyprus
Moscow
Limited.
Switzerland:
These
materials
are
distributed
in
Switzerland
by
UBS
AG
to
persons
who
are
institutional
investors
only.
Italy:
Prepared
by
UBS
Limited
and
distributed
by
UBS
Limited
and
UBS
Italia
Sim
S.p.A..
UBS
Italia
Sim
S.p.A.
is
regulated
by
the
Bank
of
Italy
and
by
the
Commissione
Nazionale
per
le
Società
e
la
Borsa
(CONSOB).
Where
an
analyst
of
UBS
Italia
Sim
S.p.A.
has
contributed
to
this
material,
the
material
is
also
deemed
to
have
been
prepared
by
UBS
Italia
Sim
S.p.A..
South
Africa:
BS
South
Africa
(Pty)
Limited
(Registration
No.
1995/011140/07)
is
a
member
of
the
JSE
Limited,
the
South
African
Futures
Exchange
and
the
Bond
Exchange
of
South
Africa.
UBS
South
Africa
(Pty)
Limited
is
an
authorised
Financial
Services
Provider.
Canada:
These
materials
are
being
distributed
in
Canada
by
UBS
Securities
Canada
Inc.,
a
subsidiary
of
UBS
AG
and
a
member
of
the
principal
Canadian
stock
exchanges
&
CIPF.
Hong
Kong:
The
materials
relating
to
equities
and
other
securities
business,
and
related
research,
are
being
distributed
in
Hong
Kong
by
UBS
Securities
Asia
Limited.
The
material
relating
to
corporate
finance,
foreign
exchange,
fixed
income
products
and
other
banking
business,
and
related
research,
are
being
distributed
in
Hong
Kong
by
UBS
AG,
Hong
Kong
Branch.
Singapore:
Distributed
by
UBS
Securities
Pte.
Ltd
or
UBS
AG,
Singapore
Branch.
Japan:
The
materials
relating
to
equities,
fixed
income
products,
corporate
finance
and
other
securities
business,
and
related
research,
are
distributed
in
Japan
by
UBS
Securities
Japan
Ltd.
The
materials
relating
to
foreign
exchange
and
other
banking
business,
and
related
research,
are
distributed
in
Japan
by
UBS
AG,
Tokyo
Branch.
Australia:
These
materials
are
distributed
in
Australia
by
UBS
AG
(Holder
of
Australian
Financial
Services
Licence
No.
231087)
and
UBS
Securities
Australia
Ltd
(Holder
of
Australian
Financial
services
Licence
No.
231098).
New
Zealand: These materials are distributed in New Zealand by UBS New Zealand Ltd.
© 2015 UBS. All rights reserved. UBS specifically prohibits the redistribution of this material and accepts no liability whatsoever for the actions of third parties in this respect.

3 Contact Information UBS Structuring 1285 Avenue of the Americas New York, NY 10019 Tel. +1 203-719-7777 www.ubs.com UBS Securities LLC is a subsidiary of UBS AG